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                                                                       EXHIBIT 8


     [STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A. LETTERHEAD]

                                May 29, 2003

Whitman Education Group, Inc.
4400 Biscayne Boulevard
Miami, Florida 33137

Re: Registration Statement on Form S-4 of Career Education Corporation ("CEC") containing the preliminary Proxy Statement/Prospectus of Whitman Education Group, Inc. ("Whitman") and CEC (the "Registration Statement")

Ladies and Gentlemen:

      You have requested our opinion concerning the United States federal income tax consequences of certain of the transactions (the "Transactions") contemplated by that certain Agreement and Plan of Merger, dated March 26, 2003, by and among Whitman, CEC and Marlin Acquisition Corp. (the "Merger Agreement") described in the Registration Statement, specifically, the United States Federal income tax consequences of the merger among Whitman, CEC and Marlin Acquisition Corp. (the "Merger").

      For purposes of our rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement and the schedules and exhibits thereto, and (iii) such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate in order to enable us to render the opinions below. We have assumed as to factual matters the truth and accuracy at all relevant times of the representations, warranties and other statements made by Whitman and CEC in connection with the Transactions, including but not limited to those set forth in the Merger Agreement and the Registration Statement, and that any such representation,

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Whitman Education Group, Inc.
May 29, 2003
Page 2

warranty, or other statement made "to the Knowledge" (or similar qualification) of any person or party is true and correct without such qualification. We have also assumed that the Merger will be consummated strictly in accordance with the terms of the Merger Agreement as they exist on the date hereof, without modification or waiver thereof.

      Our conclusions represent our judgment as to the proper treatment of certain aspects of the Transactions under the federal income tax laws of the United States based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion.

      Our opinion addresses only the specific United States federal income tax consequences of the Transactions set forth under the section "Material Federal Income Tax Consequences," and does not address any other federal, state, local or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Transactions or any other transaction. We express no opinion regarding the tax consequences of the Transactions to any person or entity that is subject to special tax rules.

      Based upon and in reliance on the representations and assumptions contained herein, and subject to the limitations and qualifications set forth herein, we are of the opinion that (i) the discussion under the section "Material Federal Income Tax Consequences" in the Registration Statement, subject to the limitations and qualifications described therein, describes the material United States federal income tax consequences of the matters described therein and (ii) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Whitman and CEC will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

      This opinion addresses only the effect under the United States federal income tax laws of the Transactions, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm and the above-mentioned opinion under the headings "Material Federal Income Tax Consequences" included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Stearns Weaver Miller Weissler
                                           Alhadeff & Sitterson, P.A.